UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2012 (December 6, 2012)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 CityWest Blvd.
Suite 800
Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 850-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   Appointment of Alejandra Veltmann as Vice President and Chief Accounting Officer

On December 6, 2012, Geokinetics Inc. (the “Company”) appointed Alejandra Veltmann as Vice President and Chief Accounting Officer of the Company, effective as of December 3, 2012.  Ms. Veltmann, 44, previously served as the Company’s Corporate Controller since May 2011.  Prior to joining the Company, in September 2009 she founded an international financial consulting practice for clients in the oil and gas services industry, including the Company. From June 2007 to December 2008, she held the position of Director of Compliance for Grey Wolf Drilling, Inc. and was promoted to Controller, Operations in January 2009, shortly after the company was acquired by Precision Drilling (NYSE:PDS), a publicly held international oil and gas drilling contractor, a position she held until August 2009.  From 2002 to May 2007, Ms. Veltmann held several financial management positions, including consulting in the role of CFO for entrepreneurial companies. Prior to that, she served as audit senior manager for KPMG.  Ms. Veltmann is a certified public accountant and holds a BBA degree in Accounting from The University of New Mexico.

On December 12, 2012, the Company entered into an employment agreement with Ms. Veltmann.  The employment agreement provides for an annual base salary of $225,000 and that Ms. Veltmann is eligible to participate in the Company’s Incentive Compensation Plan based on an annual target of 50% of her annual base salary.  Ms. Veltmann is entitled to a lump-sum severance payment equal to 12 months’ base salary if she resigns with good reason (as defined in the employment agreement) or if her employment is terminated by the Company or its successor without cause (as defined in the employment agreement) within six months after a change of control (as defined in the employment agreement).  If Ms. Veltmann is not entitled to receive severance pay under the preceding sentence, the Company will pay Ms. Veltmann severance pay for six months if the Company terminates her employment without cause within 18 months after the date of the employment agreement.  Ms. Veltmann is not entitled to severance pay for a termination based on death or disability, resignation without good reason, or termination for cause unless the Company advises Ms. Veltmann of its intent to enforce the non-competition obligations in the employment agreement.  Regardless of the reason for termination, Ms. Veltmann’s eligibility for severance pay is contingent upon her execution of a release and compliance with certain non-competition obligations in the employment agreement.  The employment agreement also contains various non-solicitation provisions and provides that, upon a change of control, all of Ms. Veltmann’s equity awards then outstanding will fully vest and become exercisable.

The description of the employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

In connection with her appointment as Vice President and Chief Accounting Officer, the Company and Ms. Veltmann also entered into an indemnification agreement on

December 12, 2012.  The indemnification agreement is the same as the indemnification agreements the Company has entered into with each of its directors and executive officers. The indemnification agreement provides, among other things, that the Company will indemnify Ms. Veltmann for certain expenses (as defined in the indemnification agreement) if Ms. Veltmann is made a party to or involved in any legal proceeding by reason of serving as an officer of the Company to the maximum extent permitted by the General Corporation Law of the State of Delaware.  The Company’s standard form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2011 and is incorporated into this Item 5.02 by reference.

Ms. Veltmann does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company and there are no arrangements or understandings between Ms. Veltmann and any other person pursuant to which Ms. Veltmann was appointed as the Vice President and Chief Accounting Officer.  There are no transactions in which Ms. Veltmann had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated December 12, 2012, between Alejandra Veltmann and Geokinetics Inc.

10.2	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed on January 28, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

Date: December 12, 2012	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr.
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated December 12, 2012, between Alejandra Veltmann and Geokinetics Inc.

10.2	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed on January 28, 2011)